Exhibit 99.1

PRELIMINARY COPY

OFFICE DEPOT, INC. OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. BOTH OPTIONS ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and to view our proxy materials up until 11:59 P.M. Eastern Time on [—]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE- [—]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [—]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [—].

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OFFICE DEPOT, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 and 2.
		For	Against	Abstain

1.   Proposal to approve the issuance of shares, $0.01 par value per share, of common stock of Office Depot, Inc. to stockholders of OfficeMax Incorporated pursuant to the Agreement and Plan of Merger, dated as of February 20, 2013, as it may be amended from time to time, by and among Office Depot, Inc., OfficeMax Incorporated and the other parties thereto.

		☐	☐	☐
2. Proposal to approve the adjournment of the Office Depot special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.		☐	☐	☐

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated [—].

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)			Date

PRELIMINARY COPY

ADMITTANCE PASS

2013 SPECIAL MEETING OF STOCKHOLDERS

OFFICE DEPOT, INC.

[—], [—], 2013

[—] [—].m. Local Time

[Address]

[Address line 2]

[Address line 3]

For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting.

PROXY

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Elisa D. Garcia C. and Darlene Quashie Henry as Proxies, each with the power to appoint her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of capital stock of Office Depot, Inc. held of record by the undersigned on [—], 2013 at the Special Meeting of Stockholders to be held on [—], 2013 or any postponement or adjournment thereof. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued on reverse side)